UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2024

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, the Board of Directors (the “Board”) of Herbalife Ltd. (the “Company”) accepted the resignation of Board member Kevin M. Jones, which was previously delivered pursuant to the Company’s director resignation policy set forth in its Principles of Corporate Governance. Mr. Jones’s resignation did not result from any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

On March 1, 2024, the Board appointed Michael J. Levitt to fill the vacancy created by Mr. Jones’s departure. Mr. Levitt’s compensation as a director will be consistent with that provided to all non-employee directors in accordance with the Company’s compensation plan for non-employee directors described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2023. Mr. Levitt will also enter into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.46 to Amendment No. 4 to the Company’s registration statement on Form S-1 filed with the SEC on December 2, 2004.

There is no arrangement or understanding pursuant to which Mr. Levitt was appointed to the Board. The Company has not been a participant in any transaction since the beginning of its last fiscal year and is not a participant in any currently proposed transaction in which Mr. Levitt or any member of his immediate family, as the case may be, had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

March 7, 2024	By:	/s/ HENRY C. WANG
	Name:	Henry C. Wang
	Title:	EVP, General Counsel and Corporate Secretary